WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.










                                                               EXHIBIT 27

                        Energy Service Company, Inc.
                          Financial Data Schedule
           As of and for the Nine Months Ended September 30, 1994
                  (In thousands, except per share amounts)
                                (Unaudited)


THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
SEPTEMBER 30, 1994 FINANCIAL STATEMENTS AND IS QUALIFIED IN ITS ENTIRETY BY
REFERENCE TO SUCH FINANCIAL STATEMENTS.



               <PERIOD-TYPE>                                  9-MOS
               <PERIOD-END>                                   SEP-30-1994

               <CASH>                                         $128,927
               <SECURITIES>                                      5,869
               <RECEIVABLES>                                    52,771
               <ALLOWANCES>                                     (1,040)
               <INVENTORY>                                       3,879
               <CURRENT-ASSETS>                                203,226
               <PP&E>                                          679,624
               <DEPRECIATION>                                 (142,989)
               <TOTAL-ASSETS>                                  779,169
               <CURRENT-LIABILITIES>                            82,811
               <BONDS>                                         169,528
               <COMMON>                                          6,655
               <PREFERRED-MANDATORY>                                 0
               <PREFERRED>                                           0
               <OTHER-SE>                                      475,352
               <TOTAL-LIABILITY-AND-EQUITY>                    779,169
               <SALES>                                               0
               <TOTAL-REVENUES>                                195,607
               <CGS>                                                 0
               <TOTAL-COSTS>                                   109,950
               <OTHER-EXPENSES>                                 46,636
               <LOSS-PROVISION>                                   (323)
               <INTEREST-EXPENSE>                                8,848
               <INCOME-PRETAX>                                  33,678
               <INCOME-TAX>                                      2,907
               <INCOME-CONTINUING>                              28,705
               <DISCONTINUED>                                        0
               <EXTRAORDINARY>                                       0
               <CHANGES>                                             0
               <NET-INCOME>                                     28,705
               <EPS-PRIMARY>                                      0.47
               <EPS-DILUTED>                                      0.47

